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                                                                 Exhibit (e)(10)

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                                  LEAVE COMPLETED AND SIGNED FORM WITH THE OWNER
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                              Limited Temporary Life Insurance Agreement (Agreement)
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   THIS AGREEMENT PROVIDES A LIMITED AMOUNT OF LIFE INSURANCE COVERAGE FOR A LIMITED PERIOD OF TIME, SUBJECT TO
   THE TERMS AND CONDITIONS SET FORTH BELOW. SUCH INSURANCE IS NOT AVAILABLE FOR ANY RIDERS OR ACCIDENT AND/OR
                                   HEALTH INSURANCE. PLEASE FOLLOW STEPS 1 - 4.

1. CHECK APPROPRIATE COMPANY:

   [_] American General Life      [_] The United States Life Insurance Company
       Insurance Company,             in the City of New York,
       Houston, TX                    New York, NY

   In this Agreement, "Company" refers to the insurance company whose name is checked above, which is responsible for the obligation and payment of benefits under any policy that it may issue. No other company shown is responsible for such obligations or payments. In this Agreement, "Policy" refers to the Policy or Certificate applied for in the application. In this Agreement, "Proposed Insured(s)" refers to the Primary Proposed
   Insured under the life policy and the Other Proposed Insured under a joint life or survivorship policy, if applicable.

2. COMPLETE THE FOLLOWING: (PLEASE PRINT)
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Primary Proposed Insured _______________________________________________________________________________________

Other Proposed Insured _________________________________________________________________________________________
                       (APPLICABLE ONLY FOR A JOINT LIFE OR SURVIVORSHIP POLICY)

Owner (if other than Primary Proposed Insured)__________________________________________________________________

Modal Premium Amount Received __________________________________________________________________________________

Date of Policy Application _____________________________________________________________________________________
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3. ANSWER THE FOLLOWING QUESTIONS:
                                                                                                        Yes   No
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   a. Has any Proposed Insured ever had a heart attack, stroke, cancer, diabetes or disorder of the immune system, or during the last two years been confined in a hospital or other health care
      facility or been advised to have any diagnostic test or surgery not yet performed?                [_]  [_]
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   b. Is any Proposed Insured age 71 or above?                                                          [_]  [_]
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   STOP If the correct answer to any question above is YES, or any question is answered falsely or left blank, coverage is not available under this Agreement and it is void. This form should not be completed and premium may not be collected. Any collection of premium will not activate coverage under this Agreement.
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                              TERMS AND CONDITIONS OF COVERAGE UNDER THIS AGREEMENT

A. ELIGIBILITY FOR COVERAGE: If the correct answer is YES to any of the questions listed above, temporary insurance is NOT available and this Agreement is void.

   Agents do not have authority to waive these requirements or to collect premium by any means including cash, check, bank draft authorization, credit card authorization, salary savings, government allotment, payroll deduction or any other monetary instrument if any Proposed Insured is ineligible for coverage under this
   Agreement.

B. WHEN COVERAGE WILL BEGIN:
   COVERAGE WILL BEGIN WHEN ALL OF THE FOLLOWING CONDITIONS HAVE BEEN MET:

   .  Part A of the application must be completed, signed and dated; and
   .  The first modal premium must be paid; and
   .  Part B of the application must be completed, signed and dated and all medical exam requirements satisfied.

AGLC101431-2011                                    Page 1 of 2                                            Rev0113
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       Coverage under this Agreement will not exist until all of the conditions listed above have been met.

   The first modal premium will be considered paid, if one of the following valid items is submitted with Part A of the application and that payment is honored: (i) a check in the amount of the first modal premium; (ii) a completed and signed Automatic Bank Draft Agreement; (iii) a completed and signed Credit Card Authorization form; (iv) a completed and signed salary savings authorization; (v) a completed and signed government allotment authorization; (vi) a completed and signed payroll deduction authorization. Temporary life insurance under this Agreement will not begin if any form of payment submitted is not honored. All premium payments must be made payable to the Company checked above. Do not leave payee blank or make payable to the agent. The prepayment for this temporary insurance will be applied to the first premium due if the policy is issued, or refunded if the Company declines the application or if the policy is not accepted by the Owner.

C. WHEN COVERAGE WILL END:

   COVERAGE UNDER THIS AGREEMENT WILL END at 12:01 A.M. ON THE EARLIEST OF THE FOLLOWING DATES:

   .  The date the policy is delivered to the Owner or his/her agent and all amendments and delivery requirements have been completed;
   .  The date the Company mails or otherwise provides notice to the Owner or his/her agent that it was unable to approve the requested coverage at the premium amount quoted and a counter offer is made by the Company;
   .  The date the Company mails or otherwise provides notice to the Owner or his/her agent that it has declined or cancelled the application;
   .  The date the Company mails or otherwise provides notice to the Owner or his/her agent that the application will not be considered on a prepaid basis;
   .  The date the Company mails or otherwise provides a premium refund to the Owner or his/her agent; or
   .  60 calendar days from the date coverage begins under this Agreement.

D. The Company will pay the death benefit amount described below to the beneficiary named in the application if:

   .  The Company receives due proof of death that the Primary Proposed Insured (and the Other Proposed Insured
      if the application was for a joint life or survivorship policy) died, while the coverage under this
      Agreement was in effect, except due to suicide; and
   .  All eligibility requirements and conditions for coverage under this Agreement have been met.

   The total death benefit amount pursuant to this Agreement and any other limited temporary life insurance agreements covering the Primary Proposed Insured (and the Other Proposed Insured if the application was for a joint life or survivorship policy) will be the LESSER of:

   .  The Plan amount applied for to cover the Proposed Insured(s) under the base life policy; or
   .  $500,000 plus the amount of any premium paid for coverage in excess of $500,000; or
   .  If death is due to suicide, the amount of premium paid will be refunded, and no death benefit will be paid.

4. COMPLETE AND SIGN THIS SECTION:
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   Any misrepresentation contained in this Agreement or the Receipt and relied on by the Company may be used to deny a claim or to void this Agreement. The Company is not bound by any acts or statements that attempt to alter or change the terms of this Agreement or the Receipt.

   I, THE OWNER, HAVE RECEIVED AND READ THIS AGREEMENT AND THE RECEIPT OR THEY WERE READ TO ME AND AGREE TO BE
   BOUND BY THE TERMS AND CONDITIONS STATED HEREIN.

   Signature of Owner _________________________________________________________________________ Date ___________

   Signature of Primary Proposed Insured ______________________________________________________ Date ___________
                                           (IF UNDER AGE 15, SIGNATURE OF PARENT OR GUARDIAN)

   Signature of Other Proposed Insured (if applicable)_________________________________________ Date ___________
                                           (IF UNDER AGE 15, SIGNATURE OF PARENT OR GUARDIAN)

   Writing Agent Name (PLEASE PRINT)________________________________________________ Writing Agent # ___________

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AGLC101431-2011                                    Page 2 of 2                                            Rev0113
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